EMPLOYMENT AGREEMENT

This Employment Contract (“Agreement”) is made as of the 9th day of February, 2022 between Colambda Technologies, INC with a mailing address of 1870 W Prince Rd suite 41, Tucson, Arizona (“Employer”), and Russ Klawunn (“Employee”).

WHEREAS the Employer desires to obtain the benefit of the services of the Employee, and the Employee desires to render such services on the terms and conditions set forth.

IN CONSIDERATION of the promises and other good and valuable consideration, the parties agree as follows:

I. Employment. The Employee acknowledges that they will, at all times, faithfully, industriously, and to the best of their skills, experience, and talents, perform all of the duties required of the Position. In carrying out these duties and responsibilities, the Employee shall comply with all Employer policies, procedures, rules, and regulations, both written and oral, as are announced by the Employer from time to time.

II. Position Title. As the Chief Operations Officer of Colambda Technologies, the Employee is required to perform all of their necessary job functions and duties, and all other duties that may be assigned to Employee from time to time by Employer. This is a Full-Time position with the expectation that the Employee will devote at least 40 hours per week to the Position. This may change from time to time as the Employer sees fit.

III. Compensation. As full compensation for all services provided, the Employee shall be paid at the rate of 145,000 dollars Annually and will be subject to review of their work on a periodic basis. Such payments shall be subject to standard mandatory deductions by the Employer (i.e., Federal & State Taxes, Social Security, Medicare) and shall be made on a Bi-Monthly basis. In order to facilitate the positive cash position for operations a portion of the salary, no less than 30% shall be deferred and payable in either cash or shares of stock based on the NCRE share value at the time of this document signing.

IV. Benefits. In addition, the Employee will be eligible to participate in bonuses and other employee benefit plans established by the Company for its employees.

V. Probationary Period. It is understood and agreed that the first 45 days of employment shall constitute an initial term for the Employee (“Probationary Period”). During the Probationary Period, the Employee is not eligible for paid time off or other Benefits as mentioned in Section IV. During the Probationary Period, the Employer retains the right to exercise at will employment at any time and may terminate the Employee at any time without notice or cause in accordance with State and Federal laws.  The probationary period is considered closed at the signing due to prior satisfactory work with EZM, Inc prior to the merger.

VI. Paid Time Off. The Employee is not eligible for any type of paid or unpaid leave until after the Probationary Period has passed successfully.

The Employee shall be entitled to the following paid time off: (check all that apply)

☐ - Paid Vacation time in the amount of 15 Days per year;

☐ - Paid Sick leave in the amount of 5 Days per year;

☐ - Other: A maximum of 10 days of vacation may be carried over to the following year.

The Employer reserves the right to change or otherwise modify, in its sole discretion, any paid time off policies.

VII. Employment Type. The Employer and Employee agree to enter into an:

At-Will Employment Arrangement per Arizona law. As the Employer and Employee will attempt, in good-faith, to a long profitable and good standing relationship, the employment relationship shall be considered “At-Will” which means the relationship can be terminated by either party. Furthermore, termination may be for any reason, at any time, and with or without cause. Any statements or representation to the contrary should be regarded as void and invalid.

☐- Notice Required without cause. Termination of this Agreement must be made with at least  30 days notice to the other party.

☐- No Notice Required. Under no circumstance shall notice, written or oral, be required to terminate this Agreement if it is for cause.

VIII. Severance. Should Colambda Technologies terminate this Agreement at any time after the Probationary Period, the Employee:

Shall be Entitled to Severance if terminated without cause. Severance shall be equal to the Employee’s pay at the time of termination and shall last for a duration of 24 months after the termination date.  Employer will also pay the deferred salary immediately in either cash or stock at employee discretion.

Shall be Entitled to 6 months Severance if terminated with cause. If terminated with cause, the Employee’s pay, benefits, and any other privileges provided by the Employer shall terminate immediately and a severance payment will be made immediately.  Employer shall also pay the deferred salary immediately in either cash or stock at the employee discretion.

In the Event that Colambda Technologies is purchased by another entity.  If the purchasing company does not elect to maintain Klawunn as COO,  he is entitled to a severance of 2 years salary and immediate payment of deferred salary of employee choice.

IX. Non-Competition Covenant & Confidentiality. During the term of employment, the Employee may have access to certain confidential information and may develop certain proprietary information or inventions that will be the property of the Employer. Employee agrees not to disclose any such information that has been learned, created, or discuss future plans with anyone except for those within the company of the Employer and their qualified representatives, agents, and any authorized personnel. This shall be in effect for 12 Months after the termination of the Employee’s employment (“Non-Compete Period”). If the Non-Compete Period is longer than the State mandated time-frame, the Non-Compete Period shall be the maximum time-period allowed by law.

Employer requires that the Employee shall not bring any confidential or proprietary material of any former employer or to violate any other obligations the Employee may have to any former employer.

During the period that Employee renders services to the Employer, Employee agrees to not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Employer. Employee shall disclose to the Employer in writing any other gainful employment, business, or activity that he or she is currently associated with or participating in that competes with the Employer. Employee shall not assist any other person or organization in competing with the Employer or in preparing to engage in competition with the business or prospective business(es) of the Employer.

Furthermore, it is agreed that during the Non-Compete Period the Employee shall not hire or attempt to employ any current employees of the Employer.

It is further acknowledged and agreed that during the Non-Compete Period the Employee shall not solicit business from the Employer, including but not limited to, current or past clients that were retained by the Employer.

X. Integration. This Agreement contains the entire agreement between the parties, superseding in all respects any and all prior oral or written agreements or understandings related to the employment of the Employee by the Employer and shall be amended or modified only by written instrument signed by both of the parties hereto.

XI. Authorization to Work. Please note that due to federal regulations adopted in the Immigration Reform and Control Act of 1986, within three (3) business days of starting the Position that the Employee will need to present documentation demonstrating their authorization to work in the United States.

XII. Severability of Contract. The parties hereto agree that in the event any article or part thereof of this contract is held to be unenforceable or invalid, then said article or part shall be struck, and all remaining provisions shall remain in full force and effect.

XIII. Choice of Law. This contract shall be governed, interpreted, and construed in accordance with the laws of the State of Arizona.

If the Employee decides to accept this Agreement, please sign in the space indicated. The signature will acknowledge this Agreement has been read, understood, and agreed to the aforementioned terms and conditions.

IN WITNESS WHEREOF the Employer has caused this Agreement to be executed by its duly authorized officers and the Employee has agreed as of the date first above written.

EMPLOYER

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EMPLOYEE

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